Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RELIV’ INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	37-1172197
(State of Incorporation)	(I.R.S. Employer Identification Number)

136 Chesterfield Industrial Boulevard
Chesterfield, Missouri 63005
(636) 537-9715
(Address, Including ZIP Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Stephen M. Merrick	with copies to:
Senior Vice President, Secretary	Leonard J. Essig, Esq.
and General Counsel	Lewis, Rice & Fingersh, L.C.
Reliv’ International, Inc.	500 N. Broadway, Suite 2000
136 Chesterfield Industrial Boulevard	St. Louis, Missouri 63102
Chesterfield, Missouri 63005	(314) 444-7600
(636) 537-9715
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ Reg. No. ________________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock Par Value $0.001	500,000	$3.40	$1,700,000	$94.86
Warrants to Purchase Common Stock Par Value $0.001	n/a	n/a	n/a	n/a

(1) This registration statement covers warrants to be issued under the Reliv’ International, Inc. 2009 Distributor Stock Purchase Plan and the shares of the registrant’s common stock to be issued upon exercise of the warrants. The plan provides for adjustments in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Pursuant to Rule 457(c), represents the average of the high and low reported prices for the Registrant’s common stock as quoted on the NASDAQ Global Select Market on June 25, 2009, such date being a date within five business days prior to the date of filing of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 1, 2009

Prospectus

RELIV INTERNATIONAL, INC.

2009 Distributor Stock Purchase Plan

Warrants to Purchase up to 500,000 shares of Common Stock, no par value
Up to 500,000 Shares of Common Stock, no par value

This prospectus relates to warrants to purchase up to 500,000 shares of the common stock of Reliv International, Inc. and also to the shares of common stock to be issued upon exercise of the warrants.

The warrants will be issued to participants in our 2009 Distributor Stock Purchase Plan (which may be referred to in this prospectus as the “Plan” or the “DSPP”). A copy of the Plan is included as Appendix 1 to this prospectus. Persons eligible to participate in the DSPP must be distributors of Reliv who have achieved the level of “Ambassador” as defined by Reliv. Reliv will issue to each participant in the DSPP warrants to purchase shares of common stock in an amount equal to 25% of the aggregate number of shares purchased for the participant under the DSPP during a calendar year through deductions from the participant’s monthly compensation. The issuance of warrants for a given year will be effective on December 31 of that year.

Under the DSPP, Reliv distributors who have achieved the level of Ambassador will have the opportunity to allocate a portion of their monthly compensation from Reliv into the DSPP to be used for the purchase of our common stock. All purchases of common stock under the DSPP will be effected on the public market by American Stock Transfer & Trust Company, which is the administrator of the DSPP. Reliv will not issue any shares of common stock in connection with the DSPP other than shares issued upon the exercise of the warrants.

Our common stock currently trades on the NASDAQ Global Select Market under the symbol “RELV.”  On June 30, 2009, the last reported sale price of our common stock was $3.42 per share.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  SEE “RISK FACTORS” AT PAGE 4 OF THIS PROSPECTUS.

The date of this prospectus is __________, 2009

Table of Contents

FORWARD-LOOKING STATEMENTS	3
OUR COMPANY	4
Our Business	4
Our Principal Offices and Website	4
RISK FACTORS	4
2009 DISTRIBUTORS STOCK PURCHASE PLAN	4
Introduction	4
Management and Administration of the Plan	5
Eligibility Requirements	5
Enrollment	5
Contributions to the DSPP	6
Participant Accounts	7
Purchase and Sale of Shares	7
Termination of Participation under the Plan	9
Deposits for Safekeeping	9
Warrants	10
Withdrawals	10
Voting Rights	11
Understand the Rewards and Risks of Being a Stockholder	11
U.S. Federal Income Tax Consequences	11
USE OF PROCEEDS	12
PLAN OF DISTRIBUTION	12
LEGAL OPINION	13
EXPERTS	13
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	13
WHERE YOU CAN FIND MORE INFORMATION	14

In this prospectus, the terms “Reliv,” “we,” “us” and “our” refer to Reliv International, Inc. and its consolidated subsidiaries, unless otherwise indicated.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission.  You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  The information contained or incorporated by reference in this prospectus is accurate only as of the respective dates of such information, and you should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.  It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision.  You should also read and consider the additional information under the caption “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and the documents incorporated by reference in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not historical facts, but rather are our beliefs and expectations and are based on our current expectations, estimates, projections, beliefs and assumptions about us and our industry.  Words such as “may,” “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Certain of these risks and uncertainties are more fully described in the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus.  Additional risks and uncertainties and contingencies not presently known to us or that we currently deem immaterial could also cause our results, performance or achievements to differ materially from those predicted in any forward-looking statements. Such statements reflect our view only as of the date of this prospectus and the documents incorporated by reference, or other dates which are specified in those documents.

OUR COMPANY

Our Business

We are a developer, manufacturer and marketer of a proprietary line of nutritional supplements addressing basic nutrition, wellness needs, weight management and sports nutrition.  All but one of our science-based supplements are packaged in powdered form and are not only simple to use but also, when mixed with water, juice or other liquid and consumed, provide an effective means of delivering nutrients to the body.  We also offer one encapsulated product and a line of skin care products.  We sell our products through an international network marketing system using independent distributors.  We have sold products in the United States since 1988 and selected international markets since 1991.

Our Principal Offices and Website

Reliv is a Delaware corporation.  Our principal offices are located at 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005 and our telephone number at that address is (636) 537-9715.  Our website address is www.reliv.com.  Information contained on our website is not part of this prospectus and is not incorporated in this prospectus by reference.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the risks described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2008. Each of the risks described in this section could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a loss of your investment.

There have been no material changes from the risk factors disclosed under “Risk Factors” in our Form 10-K for December 31, 2008.

2009 DISTRIBUTORS STOCK PURCHASE PLAN

Introduction

Reliv offers to its distributors who have reached the level of “Ambassador” under the standards for distributors established by Reliv the opportunity to participate in the Reliv International, Inc. 2009 Distributor Stock Purchase Plan, a copy of which is included as Appendix 1 to this prospectus.  The DSPP allows those distributors, primarily those resident in the United States, who have achieved the Ambassador level the opportunity to allocate a portion of their monthly compensation from Reliv into the DSPP. The funds so allocated will be used to purchase our common stock on the public market.  Participants may also make additional contributions to the DSPP which will also be used to purchase shares of Reliv common stock for their accounts.  At the end of each calendar year that the DSPP is effective, Reliv will issue to participants warrants to purchase shares of Reliv common stock based on the number of shares purchased by such participants during the year through compensation deductions.  The warrant exercise price will equal the market price for our common stock at the year end.

The DSPP will provide a convenient means for participants to purchase shares of Reliv common stock and to obtain the rights, risks and rewards associated with stock ownership.  Participation in the DSPP is entirely voluntary, and distributors should consider carefully both the opportunities and the risks in making a decision whether to participate.  We make no recommendations with respect to the purchase of our common stock or participation in the DSPP.

This prospectus is not an offer or contract of continued service with Reliv and does not supersede or modify any of the terms of a distributor’s Distributor Agreement with Reliv. Further, this prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.

The DSPP is not intended to be an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”), and the federal income tax consequences of a purchase of common stock through the DSPP or by the exercise of warrants issued under the DSPP are different from those under an “employee stock purchase plan.”  See the section in this prospectus entitled “U.S. Federal Income Tax Consequences.”

Management and Administration of the Plan

The DSPP will be managed by the Compensation Committee of Reliv’s Board of Directors. The Administrator for the DSPP will be American Stock Transfer & Trust Company.

Eligibility Requirements

Generally, a distributor is eligible to participate in the DSPP if he or she (i) is a Reliv Distributor in good standing and (ii) has reached the level of Ambassador.  Only distributors who are (i) citizens or residents of the United States of America or (ii) citizens or residents of a country in which the DSPP and purchases and sales of common stock provided for in the DSPP are in compliance with the laws of that country.  Presently, only citizens or residents of the United States may participate. In this Prospectus, we use the term “Eligible Distributor” to refer to any Distributor that meets these eligibility requirements for participation in the DSPP.

Participation in the DSPP is entirely voluntary and is based upon the election of an Eligible Distributor to enroll in the DSPP.

Enrollment

An Eligible Distributor may enroll in the DSPP by completing and submitting to Reliv a Distributor Stock Purchase Plan Enrollment Form.  Enrollment is subject to the approval of the enrollment form by Reliv.

Participation in the DSPP by an Eligible Distributor will be effective as of the first day of the calendar month following receipt and approval of the completed Enrollment Form.  With respect to any Eligible Distributors who have completed Enrollment Forms prior to the effective date of the DSPP, their enrollment shall become effective on the effective date of the DSPP, which will be the date the registration statement filed with the SEC respecting the DSPP shall become effective.

Contributions to the DSPP

Contributions to the DSPP may be made only by participants.  A participant may elect to have an amount not less than $100 and not in excess of 20% of the participant’s monthly compensation from Reliv deducted from such monthly compensation and contributed to the participant’s account in the DSPP.  The total of compensation check deductions and the direct contributions described below, however, may not exceed $10,000.00 for any investment date.  The initial election to deduct from a participant’s monthly compensation must be made at the time of the enrollment or at the time a participant later elects to use direct deduction.  At any time thereafter, a participant may, by written notice to Reliv, increase or decrease the amount of, or terminate, deductions from the participant’s monthly compensation.

Contributions in the form of deductions from a participants’ monthly compensation will commence on the first compensation payment date (typically the 15th of the month) that is at least 20 days after the effective date of a participant’s enrollment.  Reliv will remit to the Administrator funds withheld from a participant’s monthly compensation on or about the 20th day of each month.

All participants may make direct contributions to their accounts (in lieu of, or in addition to, any amounts which a participant may authorize to be deducted from his or her compensation received from Reliv) of not less than $25.00 for the purchase of shares.  For participants making their first contribution to the DSPP by means of a direct contribution, the minimum initial investment is $250.00.  The maximum investment for new or existing participants is $10,000.00 per investment (combined direct contributions and compensation check deductions).  Direct contributions should be sent directly by the participants to the Administrator at:

American Stock Transfer & Trust Company
Attn: Dividend Reinvestment Department
P.O. Box 922
Wall Street Station
New York, New York 10269-0560

Participants may arrange for automatic monthly direct contributions, in whole dollar amounts, of not less than $25.00, by electronic withdrawal, from their bank accounts.  To arrange for automated withdrawal of funds from a bank account, a participant must complete and return an authorization form with either a voided blank check or pre-printed deposit ticket for the account and from the bank on which the funds will be drawn.  Participants may also sign up for monthly electronic funds transfer by accessing the Administrator’s internet site, www.amstock.com, and following the instructions contained on the site.  Automatic investment withdrawals will be made on the 10th day of each month (or the next following business day if the 10th is not a business day).

If a check submitted is returned to the Administrator as “unpaid,” the Administrator will resell the shares just purchased and liquidate additional shares, if necessary, to reimburse itself for any fees or loss incurred when reselling the shares from the participant’s account.

Participant Accounts

Upon enrollment in the DSPP, a separate program account will be established by the Administrator in the name of the participant.  The Administrator will provide each participant with a quarterly account statement and an advice following each purchase made in the participant’s account.  All shares purchased for the participant will be maintained in the participant’s account.

A participant may view his or her transaction history online.  Details available online include share price, commission paid and transaction type and date.  A participant may also call the Administrator by dialing 1-877-749-4979 (toll free) and following the instruction of the automated telephone system.  The participant may also speak to a customer service representative by calling the same number during normal business hours, Eastern Time.

Participants may elect to deposit to their DSPP accounts certificates for shares of our common stock which they may own other than under the DSPP.  The Administrator will credit these shares to the participant’s account in the form of book entry shares.  Participants wishing to deposit such shares in their accounts should contact American Stock Transfer & Trust Company at the telephone number provided above.  There is a transaction fee of $7.50 for the deposit of shares into a participant’s DSPP account.

A participant may request the Administrator to issue a certificate or certificates for some or all of the shares held in participant’s DSPP account.  The request for issuance of a certificate should be made using the bottom portion of the investment statement sent by the Administrator to participant.  There is no fee to the participant for the issuance of a certificate.  Withdrawal of shares from a participant’s DSPP account will remove the shares from the DSPP, including the automatic reinvestment of dividends on such shares.

The Administrator will transmit to each participant notices and other shareholder communications received from Reliv with respect to shares of our common stock held under the DSPP in the participant’s account.  The participant will be entitled to vote all shares held in his or her name in the account.  Participants in the DSPP will be enrolled automatically in our Dividend Reinvestment & Direct Stock Purchase and Sale Plan (“DRP”) which is also administered by the Administrator.  In accordance with the DRP, dividends on all shares held in the participant’s account will be reinvested in additional shares of our common stock.  Participants will be responsible for the fees for participating in the dividend reinvestment service.

Purchase and Sale of Shares

Reliv will remit to the Administrator the funds withheld from participants’ monthly compensation by the 20th of each month.  The Administrator will credit such funds promptly to each participant’s account and apply such funds, together with any other funds deposited by the participant, promptly to the purchase for the participant’s account the maximum number of shares of our common stock which can be purchased with such funds on the next available investment date.  Purchases will be made on the open market by the Administrator promptly following receipt of the funds from Reliv.  No interest will be paid on any funds held pending investment.  The timing of all purchases and the price to be paid for shares of common stock purchased on the open market pursuant to the DSPP will be determined solely by the Administrator.

With respect to purchases of common stock on the open market, the price per share to the participants shall be the weighted average purchase price paid by the DSPP for shares purchased during a particular period.  If purchases of shares are made over a period of time, the shares purchased will be allocated to each account based on the average price paid for all shares in that period.

A participant’s account will be charged a fee of $0.04 per share purchased for the account.  Except as otherwise provided herein, all other costs of administration shall be paid by Reliv.

At any time, a participant may direct the Administrator to sell any or all of the shares held in the participant’s account.  The Administrator will aggregate all requests for shares to be sold and sell the total share amount on the open market in ordinary brokerage transactions using a brokerage firm selected by the Administrator.  The shares will be sold on any exchange or market on which the shares are listed or quoted.  Sales will be made no less than once a week and may be made as often as daily at the discretion of the Administrator.  The selling price will not be known until the sale is completed.  Participants should be aware that the price for shares may fall during the period between a request for sale, its receipt by the Administrator and the ultimate sale on the open market.  Instructions sent to the Administrator to purchase or sell shares may not be rescinded and are binding on the participant.

In connection with each sale of shares from a participant’s account, the participant will be charged an administrative fee of $15.00 and a commission of $0.10 per share sold. The amount of the fee and commission will be deducted from the sale proceeds.  Following the sale, the net proceeds of the sale will be sent by check to the participant.  The statement accompanying the check should be retained for tax purposes.

A participant may instruct the Administrator to sell any or all shares held in his or her DSPP account in one of three ways:

•	A participant may go to www.amstock.com and log into his or her account. A participant may sell shares in two easy steps.

•	A participant may call the toll-free telephone number supplied below to access the Administrator’s automated telephone system with his or her sales order.

•
A participant may complete and sign the tear-off portion of his or her account statement or purchase confirmation and mail the instructions to the Administrator.  If there is more than one individual owner on the account, all participants must sign the tear-off portion of the account statement or purchase confirmation.

Mail the instructions to the Administrator:

American Stock Transfer & Trust Company
Dividend Reinvestment Department
P.O. Box 922
Wall Street Station
New York, New York 10269-0560
Telephone Number: 1-877-749-4979

Any stock dividends, distributions or stock split shares distributed on shares held by the Administrator for a participant in the DSPP, including any fractional share distributions, will be credited directly to the participant’s account.

Termination of Participation under the Plan

A participant’s participation in the DSPP will immediately terminate if the participant elects to cancel his or her participation in the DSPP, ceases to be eligible to participate in the DSPP by reason of the termination of the participant as an Ambassador or has made no contributions under the plan for a continuous period of twelve months. Participation will also terminate in the event of the participant’s death or, in the case of entity participants, the participant’s dissolution or liquidation. A participant whose participation in the plan is terminated may, after six months from the date of termination, elect to again participate in the plan so long as the participant is an Ambassador in good standing and is otherwise eligible to participate.

Deposits for Safekeeping

Participants may elect to deposit certificates for shares otherwise owned into their DSPP account for safekeeping with the Administrator.  The Administrator will credit these shares to the participant’s account in the form of book entry shares.  Certificates for safekeeping can be sent to the Administrator when enrolling in the DSPP along with a completed enrollment application.  Once enrolled, additional certificates for safekeeping may be sent to the Administrator along with the completed tear-off portion of the statement of account provided to the participant.  The certificates to be deposited, together with an enrollment application or bottom part of the statement, should be sent registered mail to the Administrator along with a check or money order for $7.50 to:

American Stock Transfer & Trust Company
Dividend Reinvestment Department
P.O. Box 922
Wall Street Station
New York, New York 10269-0560
Telephone Number: 1-877-749-4979

Participants should use registered mail when sending stock certificates, insured for 2% of the market value of the shares, which would be the approximate cost of replacing the certificates should they be lost in the mail.  Certificates should not be endorsed and participants should keep their own records as to the original cost basis for any certificates deposited into the DSPP account.

There is a transaction fee of $7.50 for each deposit of certificates, although multiple certificates may be deposited at the same time for a single transaction fee of $7.50.  A check made to the order of American Stock Transfer & Trust Company for the total transaction fee should be sent along with the certificates to be deposited.  Certificates received with instructions to deposit shares will be rejected if a check is not received.  The fee for depositing certificates, however, will be waived if the certificates are being deposited with simultaneous instructions to sell shares.  In this case, both the deposit and sale boxes of the instructions should be checked, and the fees associated only with the sale of shares will apply.

Warrants

Reliv will issue to each participant on or about December 31 each year, warrants to purchase shares of our common stock in an amount equal to 25% of the aggregate number of shares purchased for participant under the DSPP during the year through deductions from the participant’s monthly compensation, up to a maximum amount of 25% of the total number of shares in the participant’s account at the end of such year.  Direct cash contributions by a participant to the DSPP and shares deposited by a participant in the account are not included for purposes of determining the number of shares subject to the warrant.

The warrant purchase price per share shall be the closing price of the common stock on the NASDAQ Stock Market, or such other national exchange on which the common stock shall be listed, on the last business day of the calendar year.

The warrants shall be for a term of three years and shall be exercisable, in whole or in part, at any time, or from time to time, during the term of the warrants.

A participant shall be entitled to receive warrants only if, at the time the warrants are to be issued, the participant is an Ambassador in good standing.

Any and all warrants issued to a participant, and all rights of a warrant holder to exercise a warrant, shall terminate immediately upon the termination of participant’s status as a Distributor in good standing, except as a result of the death of the participant.  Upon the death of a participant warrant holder, the participant’s personal representative shall have the right to exercise any warrants held by the participant for a period of 60 days following the date of death of the participant, at which time the warrants shall, if unexercised, terminate.

Warrants issued pursuant to the DSPP are non-transferable and may not be sold, assigned or transferred.  Any purported transfer of a warrant shall be void.

Withdrawals

A participant may request the Administrator to issue a certificate for some or all of the shares in his or her account using one of three ways:

•	Participant may go to www.amstock.com and log into his or her account.

•	Participant may call 1-877-749-4979 to access the Administrator’s automated telephone system with his or her withdrawal order.

•	Participant may complete and sign the tear-off portion of his or her account statement or purchase confirmation and mail the instructions to the Administrator.

There is no fee to the participant to issue a certificate.  The Administrator will issue a certificate in the exact registration shown on the participant’s account statement unless otherwise instructed.  Certificates will be sent by first class mail, generally within a few days after receiving the participant’s request.  Participants must be aware that the withdrawal of shares from the account will remove those shares from the DSPP and will result in the loss of any advantage and convenience provided by the DSPP, including the automatic reinvestment of dividends on those shares.

Voting Rights

Participants are entitled to voting rights with respect to all shares held in accounts under the DSPP.  As the owner of Reliv shares, participants have the right to attend and vote at Reliv’s annual stockholder meeting and at any other stockholder meeting Reliv may hold.  Each share of common stock participants hold entitles them to one vote on each matter submitted for a vote of Reliv stockholders.

Understand the Rewards and Risks of Being a Stockholder

When a participant purchases shares in Reliv, he or she has the opportunity to personally benefit from any growth in the price of Reliv shares.

If a participant receives warrants to purchase shares, the purchase price per share will be the closing price of our common stock on the market on December 31 of the year for which the warrant is issued.  Participants have no obligation to exercise the warrant or to purchase shares under the warrant.  However, during the term of the warrant, participants have the right to purchase the number of shares provided for in the warrant at the price fixed in the warrant.  If the market price of the common stock is greater than the warrant exercise price, participants will have the opportunity to benefit from that difference by exercising the warrant and selling the shares purchased, or participants may hold the shares purchased by exercising the warrant.

As is the case with all stock purchases, there can be no assurance that the price of Reliv shares will rise or remain at any particular levels.  The common stock price may fall below the price participants pay.  We make no representation as to the value or market performance of our common stock.  The decision to participate in the DSPP, or to exercise any warrant participants may receive, is solely a participant’s choice, dependent on his or her individual financial situation.

U.S. Federal Income Tax Consequences

The DSPP is not intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.  The following is a summary of the U.S. federal income tax consequences of participation in the DSPP based on the Internal Revenue Code, regulations, administrative rulings and court decisions in effect on the date of this prospectus, all of which are subject to change, possibly with retroactive effect. This is only a summary, and does not purport to be a complete analysis or listing of all potential tax effects that may apply to you; nor does it attempt to deal with any of the special provisions that could apply to your particular situation.  In addition, tax consequences under state, local and foreign laws are not addressed herein.  Reliv does not assume any responsibility in connection with the tax liability of any person who participates in the DSPP.  Participants are urged to consult with their own tax advisors to determine the specific U.S. federal, state, local and foreign tax consequences applicable to you.

Tax on Amounts Deducted from Monthly Compensation.  Amounts deducted from monthly compensation and deposited into a DSPP account constitute income to the participant for U.S. federal income tax purposes.  The amount of such income will be included in the income that Reliv will report to the participant and the IRS on Form 1099 or other appropriate form. A participant’s basis in the shares purchased through the DSPP will be the cost as reported on the investment statement provided to the participant by the Administrator.

Tax on Issuance and Exercise of Warrants; Tax Basis  A participant will not recognize any income or gain upon the grant of warrants.  However, upon exercise of the warrants the participant will recognize income in an amount equal to the difference between the value of the stock on the date acquired and its exercise price.  A participant’s basis in the stock acquired will be the exercise price plus the amount of income recognized upon exercise.

Tax on Payment of Dividend.  Dividends paid on shares held in a DSPP account will be taxable even though the proceeds are used to purchase additional shares through the Company’s DRP.  The basis in stock so acquired will equal its cost.

Tax When Shares are Sold.  When a participant sells shares acquired under the DSPP, the DRP or shares purchased by the exercise of a warrant, the amount a participant receives for such shares in excess of his or her tax basis generally will be treated as capital gain.  It will be long term or short term depending upon the holding period of the shares.

IRS CIRCULAR 230 DISCLOSURE:  THIS DOCUMENT IS NOT INTENDED TO BE USED, AND MAY NOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON ANY PERSON.  THE ADVICE CONTAINED IN THIS DOCUMENT WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS AND MATTERS DISCUSSED HEREIN.  EACH PARTICIPANT SHOULD SEEK ADVICE FROM AN INDEPENDENT TAX ADVISOR BASED ON HIS OR HER INDIVIDUAL CIRCUMSTANCES.

USE OF PROCEEDS

We have no specific plan for the proceeds from the exercise of the warrants issued under the DSPP, although currently we expect to use such proceeds for working capital and general corporate purposes. No minimum amount of proceeds is required to be received by us in this offering.

PLAN OF DISTRIBUTION

This prospectus and the registration statement of which it is a part relate solely to the issuance from time to time of warrants to purchase up to 500,000 shares of our common stock under the DSPP and up to 500,000 shares of our common stock to be issued upon exercise of the warrants. The warrants and shares will be issued under the DSPP to distributors of Reliv who are qualified to participate in the DSPP and who have enrolled to participate in the DSPP.

Except as described in this prospectus, we will not pay commissions, discounts or any other payments to any person for services in connection with the offer or sale of the warrants or shares of common stock under the DSPP. We will pay all costs of administering the DSPP. Participants will not incur brokerage commissions or service charges for the purchase of shares under the DSPP except as described in this prospectus.

The source of the shares we deliver under the DSPP to participants when they exercise warrants issued to them will be authorized but unissued shares, treasury shares or shares that we may acquire on the open market.  The number of shares available for purchase by holders of warrants will be subject to adjustment as provided in the DSPP for stock splits, stock dividends, recapitalizations and other similar events.

LEGAL OPINION

The validity of the issuance of the securities offered hereby will be passed upon for us by Lewis, Rice & Fingersh, L.C. St. Louis, Missouri.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2008 (including the schedules appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information that we have filed with the SEC, which means that we can disclose important information to you by referring to another document filed separately with the SEC.  This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

1.	Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 13, 2009.

2.	Quarterly Report on Form 10-Q for the period ended March 31, 2009, filed with the SEC on May 11, 2009.

3.	Current Reports on Form 8-K filed with the SEC on June 15, 2009, May 29, 2009, April 30, 2009, April 28, 2009 and February 25, 2009 (as amended on February 26, 2009).

4.	All other reports filed by us with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2008.

The information incorporated by reference in this prospectus is considered to be part of this prospectus, except for any information superseded by information in this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.  We also incorporate by reference in this prospectus any such future filings made with the SEC under Section 13(a), 14 or 15(d) of the Exchange Act, until we sell all of the securities we are offering.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

136 Chesterfield Industrial Boulevard
Chesterfield, Missouri 63005
Attn:  Investor Relations
(636) 733-1314

WHERE YOU CAN FIND MORE INFORMATION

The SEC requires public companies like Reliv to disclose financial and other information to the public.  This provides information to assist all investors, whether large institutions or private individuals, in making investment decisions.  Reliv common stock is traded on the NASDAQ Global Select Stock Market under the symbol “RELV.”

All of our information filed publicly with the SEC is available at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  In addition, materials filed electronically by Reliv via the SEC’s EDGAR system are available at the SEC’s website at www.sec.gov. or by calling the SEC at 1-800-SEC-0330 for further information.

We maintain a website at www.reliv.com. We post on our website, as soon as reasonably practicable after we file documents with the SEC, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, amendments to those reports, and the proxy statement for our annual stockholder meeting.  You may access these documents free of charge at our website.  The reference to our web address does not constitute incorporation by reference of the information contained at that website.

APPENDIX 1

RELIV’ INTERNATIONAL, INC.
2009 DISTRIBUTOR STOCK PURCHASE PLAN

1.           NATURE AND PURPOSE OF THE PLAN.

The purpose of this 2009 Reliv’ International, Inc. Distributor Stock Purchase Plan (the “Plan”) is to give participating independent distributors (“Participants”) of Reliv’ International, Inc. (the “Company”) a convenient means to purchase shares of the Company’s common stock, no par value (the “Common Stock”), and to provide additional incentive to these independent distributors to exert their best efforts in building their Reliv’ businesses.  Through the Plan, Participants will have the opportunity to allocate a portion of their monthly compensation from the Company into the Plan to be used for the purchase of the Company’s Common Stock.  Participants will also be able to make cash payments which will be used to purchase shares of the Company’s Common Stock on behalf of the Participants.  At the end of each calendar year, the Company will grant warrants to purchase shares of the Company’s Common Stock to Participants based on the number of shares of Common Stock purchased by the Participant under the Plan during the year through compensation check deductions. The warrant exercise price will equal the market price for the Company’s Common Stock at year end.

2.           DEFINITIONS.

As used in this document, the following capitalized terms will have the meanings indicated:

2.1           “Administrator” will mean American Stock Transfer & Trust Company, the Company’s stock transfer company, or other entity appointed by the Committee to service the Plan and act as its independent agent as provided hereinafter.

2.2           “Ambassador” will mean a Distributor who reaches and maintains the level of Ambassador under the Company’s compensation plan as amended from time to time.

2.3           “Board” will mean the Board of Directors of the Company.

2.4           “Committee” will mean the Compensation Committee of the Board, or, in the absence of such a Committee, the Executive Committee of the Board which administers the Plan.

2.5           “Common Stock” will mean the Company’s common stock, no par value.

2.6           “Distributor” will mean an individual, partnership, corporation or other legal entity whose completed “Distributor Application and Agreement” has been received and accepted by the Company and which continues in full force and effect and whose distributorship is not the subject of suspension or termination proceedings by the Company.

2.7           “Distributor Application and Agreement” will mean the official, approved Distributor Application and Agreement form in effect and used by the Company from time to time in the jurisdiction in which a Distributor resides.

2.8           “Participant” will mean any Distributor who is participating in the Plan.

2.9           “Plan” will mean this Reliv International, Inc. 2009 Distributor Stock Purchase Plan, as the same may from time to time be amended.

2.10         “Servicing Agreement” will mean the agreement entered into by the Company with the Administrator and any successor Administrator.

2.11         “Shares” will mean shares of Common Stock, which may be purchased from time to time under this Plan.

2.12         “Warrants” will mean warrants to purchase shares of Common Stock which may be issued from time to time to Participants in accordance with and under the terms of this Plan.

3.           ELIGIBILITY AND PARTICIPATION.

Participants in the Plan will be subject to the following conditions:

3.1           Only Distributors in good standing who have reached the level of Ambassador are eligible to participate in the Plan.  Only Ambassadors who are (i) citizens or residents of the United States of America or (ii) citizens or residents of a country in which a registration statement respecting the Plan and Shares to be purchased pursuant to the Plan shall be effective, or the Company shall have determined that an exemption from registration shall be available, shall be eligible to become Participants.

3.2           Contributions to the Plan may only be made by a Participant upon the terms and conditions of the Plan and the Enrollment Forms.

3.3           Participation in the Plan is entirely voluntary.  Each Ambassador electing to participate in the Plan must evidence his or her election (and any changes thereof, including without limitation any election to terminate participation in the Plan as provided in Section 12 below) on such forms as shall be supplied by the Company (collectively, the “Enrollment Forms”) and in accordance with such administrative rules and procedures as may be established by the Company.

3.4           Participation in the Plan by an eligible Ambassador will be effective as of the first day of the calendar month following receipt and approval of the completed Enrollment Forms.  Upon the effectiveness of the Plan, existing Ambassadors shall be permitted to enroll on the effective date of the Plan provided completed Enrollment Forms have been received and approved by that date.

Appendix-2

4.           CONTRIBUTIONS TO PLAN

Contributions to the Plan will be made solely by the Participants.  The Company will not make any matching contributions to the Plan, except for the warrants described in Section 11 below.  All contributions will be subject to the following:

4.1           A Participant may elect to have an amount not less than $100.00 and not in excess of 20% of his or her monthly compensation check deducted by the Company from his or her compensation check and contributed to the Participant’s Account. (However, the total of compensation check deductions and the direct contributions described below may not exceed $10,000.00 for any investment.) This election shall be made at the time of enrollment in the Plan or at the time a Participant later elects to use direct deduction.  A Participant may increase or decrease the amount deducted from the compensation check from time to time (within the limitations indicated above) by giving written notice to the Company.  A Participant may make additional direct contributions to the Plan as provided in Paragraph 4.2 below in excess of the limitations set forth in this Paragraph.

4.2           All Participants may make direct contributions to their accounts (in lieu of, or in addition to, any amounts which Participant may authorize to be deducted from Participant’s compensation received from the Company), at any time, or from time to time, of not less than $25.00 for the purchase of Shares, subject to the terms of the Plan.  For Participants making their first contribution to the Plan by means of a direct contribution, the minimum initial investment is $250.00.  The maximum investment (combined direct contributions and compensation check deductions) for new or existing Participants is $10,000.00 per investment.  Direct contributions should be sent directly by the Participants to the Administrator at:

American Stock Transfer & Trust Company
Attn: Dividend Reinvestment Department
P.O. Box 922
Wall Street Station
New York, New York 10269-0560

Participants may arrange for automatic monthly direct contributions, in whole dollar amounts, of not less than $25.00, by electronic withdrawal, from their bank accounts.  To arrange for automated withdrawal of funds from a bank account, Participants must complete and return an authorization form with either a voided blank check or pre-printed deposit ticket for the account and from the bank on which the funds will be drawn.  Participants may also sign up for monthly electronic funds transfer by accessing the Administrator’s internet site, www.amstock.com, and following the instructions contained on the site.  Automatic investment withdrawals will be made on the 10th day of each month (or the next following business day if the 10th is not a business day).

4.3           If a check submitted is returned to the Administrator as “unpaid,” the Administrator will resell the shares just purchased and liquidate additional shares, if necessary, to reimburse itself for any fees or loss incurred when reselling the shares from your Account.

Appendix-3

4.4           The Plan is not qualified under Section 401(a) of the Internal Revenue Code, and contributions made to the Plan will not be excluded or deductible from a Participant’s taxable income.

5.           PARTICIPANT ACCOUNTS.

5.1           An Ambassador who wishes to participate in the Plan shall complete and deliver the Enrollment Forms to the Company.  Enrollment Forms may be obtained at any time upon written request to the Company.  An Ambassador’s participation will be effective as provided in Section 3.4.  Purchases on behalf of a new Participant shall commence as soon as possible after the effective date of the Participant’s enrollment.  Contributions in the form of deductions from compensation checks will commence on the first compensation payment date (typically the 15th of the month) that is at least 20 days after the effective date of a Participant’s enrollment.

5.2           Upon enrollment in the Plan, a separate program account (“Account”) shall be established in the name of the Participant.  The relationship between the Participant and the Administrator shall be governed by this Plan and the Enrollment Forms.

5.3           The Administrator will provide each Participant with a quarterly Account statement and an advice following each purchase made in a Participant’s Account to serve as confirmation of the purchase.  No purchases other than the purchase of Shares may be made through the Account and no securities other than Shares may be held in the Account.

5.4           A Participant may also view his or her transaction history online.  Details available online include share price, commission paid, and transaction type and date.  A Participant may also call the Administrator by dialing 1-877-749-4979 (toll free) and following the instruction of the automated telephone system.  The Participant may also speak to a customer serve representative by calling the same number during normal business hours, Eastern Time.

5.5           Participants will be entitled to vote all stock (full and fractional shares) held in their Plan Account.  The Administrator will transmit to each Participant other shareholder communications received from the Company with respect to Shares acquired pursuant to and held under the Plan in the Participant’s Account.

6.           PURCHASE OF SHARES.

All purchases of Shares will be subject to the following terms as well as the terms and conditions of the Servicing Agreement and policies and procedures that may be adapted by the Committee.

6.1           The Company will remit to the Administrator the funds withheld from a Participant’s compensation check by the 20th of each month.  The Administrator shall credit such funds promptly to the Participant’s Account and apply such funds promptly to the purchase on behalf of each Participant’s Account of the maximum number of Shares that can be purchased with said funds on the next available investment date.  The Administrator will apply cash payments from all Participants and commingle them to purchase shares in the open market.  The price per share cannot be determined prior to the purchase.  For optional cash payments, purchases are made at least once a week.  Purchases may be made as often as daily, depending on investment volume, at the discretion of the Administrator.  No interest will be paid on any cash held pending investment.  The timing of all purchases and the price to be paid for Shares of Common Stock purchased on the open market pursuant to the Plan will be determined solely by the Administrator.

Appendix-4

6.2           In the case of purchases of Common Stock on the open market, the price to Participants will be the average of all Shares purchased for that investment.  If purchases of Shares are made over a period of time, the Shares so purchased will be allocated to each Account based on the average price paid for all Shares purchased in that period.

6.3           A Participant’s Account will be charged a fee of $0.04 per Share purchased for the Participant’s Account.  Except as otherwise provided herein, all other costs of administration shall be paid by the Company.

6.4           Participants in the Plan will be enrolled automatically in the Company’s Dividend Reinvestment & Direct Stock Purchase and Sale Plan (the “DRP”), which is administered by American Stock Transfer & Trust Company.  Participants must participate in the dividend reinvestment service of the DRP under which the dividends on all shares held in Accounts will be reinvested in additional shares of the Company’s Common Stock.  Participants will be responsible for the fees for participating in the dividend reinvestment service.  If Participants deposit Shares in certificate form for safekeeping (see Paragraph 8 below), dividends on those Shares will also be reinvested.  Participants may not elect to reinvest less than all dividends on Shares held by the Administrator.

6.5           In the event that the Company makes available to the holders of Common Stock rights to purchase additional shares of Common Stock or other securities, the Company will distribute such rights accruing to shares of Common Stock to the Participants in the same manner as to shareholders who are not Participants in the Plan.

7.           SALE OF SHARES.

7.1           A Participant may instruct the Administrator to sell any or all Shares held in the Participant’s Account.  The Administrator will aggregate all requests for Shares to be sold and sell the total share amount on the open market in ordinary brokerage transactions using a brokerage firm selected by the Administrator.  Sales will be made no less than once a week and may be made as often as daily at the discretion of the Administrator.  The Shares will be sold on any exchange or market in which the Shares are listed or quoted.  The selling price will not be known until the sale is completed.

7.2           Participants should be aware that the price for their Shares may fluctuate during the period between a request for sale, its receipt by the Administrator and the ultimate sale on the open market.  Instructions sent to the Administrator to purchase or sell Shares may not be rescinded, and are binding to the Participant.

Appendix-5

7.3           In connection with each sale of Shares from the Participant’s Account, the Participant will be charged an administrative fee of $15.00 and a commission of $0.10 per Share sold. The amount of the fee and commission will be deducted from the sale proceeds.  Following the sale, the net proceeds of the sale will be sent by check to the Participant at the address of record.  The statement accompanying the check should be retained for tax purposes.

7.4            A Participant may instruct the Administrator to sell any or all shares held in his or her Plan account in one of three ways:

a.           A Participant may go to www.amstock.com and log into his or her account.  A Participant may sell shares in two easy steps.

b.           A Participant may call the toll-free telephone number supplied below to access the Administrator’s automated telephone system with his or her sales order.

c.           A Participant may complete and sign the tear-off portion of his or her account statement or purchase confirmation and mail the instructions to the Plan Administrator.  If there is more than one individual owner on the Plan Account, all Participants must sign the tear-off portion of the account statement or purchase confirmation.

Mail the instructions to the Administrator:

American Stock Transfer & Trust Company
Dividend Reinvestment Department
P.O. Box 922
Wall Street Station
New York, New York 10269-0560
Telephone Number: 1-877-749-4979

All sales are subject to income tax reporting.  It is solely the Participant’s responsibility to determine the tax consequences of such sales and it is suggested that a tax advisor be consulted.

8.           DEPOSITS FOR SAFEKEEPING.

8.1           Participants may elect to deposit certificates for Shares otherwise owned into their Account for safekeeping with the Administrator.  The Administrator will credit these Shares to the Participant’s Account in the form of book entry shares.  Certificates for safekeeping can be sent to the Administrator when enrolling in the Plan along with a completed Enrollment Application.  Once enrolled, additional certificates for safekeeping may be sent to the Administrator along with the completed tear-off portion of the statement of account provided to the Participant.  The certificates to be deposited, together with an Enrollment Application or bottom part of the statement, should be sent registered mail to the Administrator along with a check or money order for $7.50 to:

Appendix-6

American Stock Transfer & Trust Company
Dividend Reinvestment Department
P.O. Box 922
Wall Street Station
New York, New York 10269-0560
Telephone Number: 1-877-749-4979

8.2           It is suggested that Participants use registered mail when sending stock certificates, insured for 2% of the market value of the Shares, which would be the approximate cost of replacing the certificates should they be lost in the mail.  Certificates should not be endorsed.  Participants should keep their own records as to the original cost basis for any certificates deposited into the Account.

8.3           There is a transaction fee of $7.50 for each deposit of certificates.  Multiple certificates may be deposited at the same time for a single transaction fee of $7.50.  A check made to the order of American Stock Transfer & Trust Company for the total of $7.50 should be sent along with the certificates to be deposited.  Certificates received with instructions to deposit Shares will be rejected if a check for $7.50 is not received.

8.4           The fee for depositing certificates will be waived if the certificates are being deposited with simultaneous instructions to sell Shares.  In this case, both the deposit and sale boxes of the instructions should be checked, and the fees associated only with the transactions for selling of Shares will apply.  See the above section on Sale of Shares for applicable fees associated with the sale of Shares.

9.           STOCK WITHDRAWALS.

A Participant may request the Administrator to issue a certificate(s) for some or all of the Shares in the Account.  A Participant may request that the Administrator issue a certificate for some or all of the full shares held in his or her Plan account in one of three ways:

a.            A Participant may go to www.amstock.com and log into his or her account.  A Participant may withdraw shares in two easy steps.

b.            A Participant may call the toll-free telephone number supplied in Paragraph 7.4 to access the Administrator’s automated telephone system with his or her withdrawal order.

c.            A Participant may complete and sign the tear-off portion of his or her account statement or purchase confirmation and mail the instructions to the Administrator.

There is no fee to the Participant to issue a certificate.  The Administrator will issue a certificate in the exact registration shown on the Plan’s Account statement unless otherwise instructed.  Certificates will be sent by first class mail, generally within a few days after receiving the Participant’s request.  Participants must be aware that the withdrawal of Shares from the Account will remove those Shares from the Plan and will result in the loss of any advantage and convenience provided by the Plan, including the automatic reinvestment of dividends on those Shares.

Appendix-7

10.           STOCK DISTRIBUTION.

Any stock dividends, distributions or stock split shares distributed on Shares held by the Administrator for a Participant in the Plan, including any fractional Share distributions, will be credited directly into the Participant’s Account.

11.           WARRANTS.

11.1        Participants shall receive at the end of each calendar year warrants to purchase shares of the Company’s Common Stock.  The number of warrants issued shall be an amount equal to 25% of the total shares purchased for a Participant under the Plan during the year through direct deductions from compensation checks.  Notwithstanding the above, the number of warrants issued each year will not exceed 25% of the total shares of common stock in the Participant’s Account at the end of the year.  Direct cash contributions to the Plan and Shares deposited in the Account for safekeeping will not be taken into account for this calculation.  The warrants will be issued on or about December 31st of each year.

11.2        The warrants shall be for a term of three years, and shall be exercisable, in whole or in part, at any time, or from time to time, during the term of the warrants.

11.3        The warrant exercise price shall equal the closing price of the Company’s Common Stock on the last business day of the calendar year as published by the Nasdaq Stock Market or other national exchanges on which the Company’s Common Stock is listed.

11.4        A Participant shall be eligible to receive warrants only if at the time the warrants are to be issued the Participant is an eligible Ambassador in good standing.

11.5        The warrants shall terminate, and all rights of a warrant holder to exercise a warrant shall end, immediately upon the termination of the Participant’s status as a Distributor in good standing, except as a result of a Distributor’s death.

11.6        Upon the death of a Participant warrant holder, said warrant holder’s representative shall have the right to exercise any warrants held by such individual’s estate, to the extent such warrants are vested, for a period of 60 days following the date of death.

11.7        The warrants are non-transferable and any purported transfer shall be void.

11.8        Participants will not be subject to U.S. income tax upon the receipt of warrants but may be subject to U.S. income tax upon the exercise of the warrants, depending on the market value of the Company’s Common Stock at the time of exercise.

Appendix-8

12.           TERMINATION OF PARTICIPATION UNDER THE PLAN.  A Participant’s participation in the Plan shall immediately terminate if and when:

12.1        The Participant voluntarily elects to cancel his or her participation in the Plan (such cancellation to be effective as of the date of receipt of notice by the Administrator of a Termination in such form as proscribed by the Administrator);

12.2        The Participant ceases to be eligible to participate in the Plan by reason of the termination of the Participant as an Ambassador, due to the Participant’s death (if an individual), dissolution or liquidation, or otherwise; or

12.3        The Participant has made no Contributions under the Plan for a continuous period of twelve months.

Upon withdrawal or termination of participation (other than by reason of the Participant’s death), the Administrator will issue a certificate for the number of full Shares of Common Stock held in the Account and any fractional Share held will be sold in accordance with the terms of the Plan.  If the net proceeds of sale of the fractional Share is insufficient to generate the $15.00 service fee and the $0.10 per share commission for the sale, a check will not be issued and the Participant will not be billed for any amount due.  Alternatively, a Participant may direct the Administrator to sell any or all of the shares in his or her account.  The Participant should follow the sales procedure outlined in Paragraph 7.4 above and the Administrator will mail the Participant a check for the net proceeds and Form 1099B for income tax purposes.  After the account is closed, dividends on any shares of Common Stock a Participant holds in stock certificate form will be sent to the Participant at the address the Participant provides, or automatically deposited in the Participant’s bank account in accordance with the Participant’s instructions.  Upon the death of the Participant, any funds that remain in the Participant’s Account and any shares of Common Stock held in the Participant’s Account will be distributed to the Participant’s designated beneficiary.

12.4        A Participant whose participation in the Plan is terminated may, after a period of six months from the date participation is terminated, elect to again participate in the Plan so long as the Participant continues to be an Ambassador in good standing, is otherwise eligible to do so, and completes and delivers to the Company appropriate Enrollment Forms.

13.           NO ASSIGNMENT OF PLAN INTERESTS.

No rights of a Participant under this Plan, including without limitation such Participant’s rights in and to its Account, are assignable by the Participant by operation of law or otherwise.  Any attempt by a Participant or other person to assign, alienate, or create a security interest in or otherwise encumber, any of the Participant’s interest under the Plan, or to subject the same to attachment, execution, garnishment or other legal or equitable process shall be void.

Appendix-9

14.           EFFECTIVE DATE; AMENDMENT; TERMINATION.

14.1        The effective date of the Plan shall be January 1, 2009 or such later date as a registration statement relating to the Plan filed with the Securities and Exchange Commission shall be effective.  The Plan will terminate at the close of business on December 31, 2018, the tenth anniversary of the effective date hereof, unless earlier terminated in accordance with the following paragraph.  No Shares may be purchased pursuant to the Plan subsequent to its termination; provided that warrants outstanding as of the date of termination of the Plan shall remain exercisable for the term of such warrants.

14.2        The Administrator and the Committee reserve the right to modify the Plan, including the right to terminate the Plan upon notice to Plan Participants.  In addition, the Administrator and the Committee reserve the right to interpret and regulate the Plan as they deem necessary or desirable in connection with its operation.

14.3        Promptly after any termination of the Plan, each Participant will receive any funds contributed by the Participant that remain in, and the Shares credited to, the Participant’s Account as of the date of termination without interest thereon and subject to the additional terms and conditions contained in the Servicing Agreement.

15.           ADMINISTRATION.

The Plan will be administered by the Committee, which shall have all of the powers of the Board with respect to the Plan.  The Plan will not be subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).  Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.  The Committee may, from time to time, adopt rules and regulations for carrying out the purposes of the Plan.  The determinations and interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.  Notwithstanding the foregoing, the Committee has appointed the Administrator to serve as administrator of the Plan and agent for the Committee.  The Administrator’s duties shall include establishing and maintaining a separate Account for each Participant, purchasing Shares on behalf of Participants’ Accounts, maintaining records of each Participant’s Account and furnishing to each Participant the reports required by the Plan.  The Committee shall direct the Administrator with regard to its duties under the Plan.  The Committee may employ accountants, legal counsel and other agents to assist in the performance of its duties under the Plan.  All reasonable expenses of the Committee in connection with its administration of the Plan shall be borne by the Company as provided in this Plan.

Appendix-10

16.           TRANSFER OF SHARES TO PARTICIPANTS.

As a condition to the purchase of any Shares for the benefit of, or the transfer of any Shares to, a Participant in the Plan, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any law or regulation, including, but not limited to a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the Participant’s acquisition of such Shares and are endorsed upon the certificates therefor.

17.           OTHER TERMS

17.1        The Company will reimburse the Administrator for the printing and mailing of Enrollment Forms and other documents required by the Plan.  Fees and expenses normally associated with transfer agent functions will also be paid by the Company.

17.2        Neither the Company or the Administrator will be liable for any act performed in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of (i) failure to terminate a Participant’s Account, sell Shares in the Plan, or invest optional cash payments without receipt of proper documentation and instructions; (ii) with respect to the prices at which Shares are purchased or sold for the Participant’s Account and the time such purchases or sales are made, including price fluctuations in market value after purchases or sales.

17.3        If the total number of Shares in the Participant’s Account is less than one (1) Share, the Administrator may terminate the Participant’s Account.  See Section 7 above on the Sale of Shares for applicable fees associated with the selling of Shares.

17.4        The Company will provide without charge to each person, including any beneficial owner to whom a copy of this Plan/Prospectus is delivered, upon written or oral request by such person, a copy of all or any documents filed by the Company pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 in connection with the registration of this Plan, including all documents that may be incorporated by reference in any such filing.

17.5        The Plan shall be governed by and construed in accordance with the laws of the State of New York.  The signing and mailing of the Enrollment Forms shall constitute an offer by the Participant to establish an agency relationship with American Stock Transfer & Trust Company and be governed by the terms and conditions of the Plan.

18.           INTERPRETATION.

18.1        If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

Appendix-11

18.2        Headings contained in this Plan are for convenience only and shall in no manner be construed as part of the Plan.  Any reference to the singular or plural number, or to the masculine, feminine or neuter gender, shall be a reference to such other number or gender, as the case may be, as it is appropriate.

ADOPTED BY RESOLUTION OF THE BOARD OF DIRECTORS, EFFECTIVE THE 29TH DAY OF OCTOBER, 2008.

RELIV’ INTERNATIONAL, INC.

By:	/s/ Stephen M. Merrick
Corporate Secretary

Appendix-12

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered.  All amounts are estimates except the registration fee:

SEC registration fee	$95.00
Legal fees and expenses	$20,000.00
Accounting fees and expenses	$5,025.00
Miscellaneous fees and expenses	$0.00
Total	$25,120.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by the Delaware General Corporation Law, or DGCL, Reliv’ International, Inc., or Reliv’, has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of the director’s duty of loyalty to Reliv’ or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the rights of Reliv’ and its stockholders (through stockholders’ derivative suits on behalf of Reliv’) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of Reliv’ or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. These provisions will not alter the liability of directors under federal securities laws.

The Certificate of Incorporation and the Bylaws of Reliv’ provide that Reliv’ is required and permitted to indemnify its officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, Reliv’ is required to advance expenses to its officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, Reliv’ is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of Reliv’ in which indemnification would be required or permitted.

ITEM 16. EXHIBITS

The following exhibits are submitted herewith:

4	Stock Purchase Warrant to Purchase Common Stock of Reliv’ International, Inc. under Reliv’ International, Inc. 2009 Distributor Stock Purchase Plan

5	Legal Opinion of Lewis, Rice & Fingersh, L.C.

23.1	Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5.1)

23.2	Consent of Ernst & Young, LLP

24	Powers of Attorney

99.1	Reliv’ International, Inc. 2009 Distributor Stock Purchase Plan (included as Appendix 1 to Prospectus contained in Part I)

99.2	Reliv’ International, Inc. 2009 Distributor Stock Purchase Plan Enrollment Form

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on July 1, 2009.

RELIV’ INTERNATIONAL, INC.

By:	/s/ Steven D. Albright
Name:	Steven D. Albright
Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman, President and	July 1, 2009
Robert L. Montgomery	Chief Executive Officer

/s/ Steven D. Albright	Vice President and Chief Financial	July 1, 2009
Steven D. Albright	Officer (Principal Financial and Accounting Officer)

*	Senior Vice President,	July 1, 2009
Stephen M. Merrick	Secretary, Director

*	Vice Chairman, Chief Scientific	July 1, 2009
Carl W. Hastings	Officer, Director

*	Director	July 1, 2009
Donald L. McCain

*	Director	July 1, 2009
John B. Akin

*	Director	July 1, 2009
Robert M. Henry

*	Director	July 1, 2009
Denis St. John

*	Director	July 1, 2009
Michael D. Smith

* By:	/s/ Steven D. Albright
Attorney-in-fact

EXHIBIT INDEX

Reg. S-K Item 601 Exhibit No.	Exhibit

4	Stock Purchase Warrant to Purchase Common Stock of Reliv’ International, Inc. under Reliv’ International, Inc. 2009 Distributor Stock Purchase Plan

5	Legal Opinion of Lewis, Rice & Fingersh, L.C.

23.1	Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24	Powers of Attorney

99.1	Reliv’ International, Inc. 2009 Distributor Stock Purchase Plan (included as Appendix 1 to Prospectus contained in Part I)

99.2	Reliv’ International, Inc. 2009 Distributor Stock Purchase Plan Enrollment Form